Exhibit 10.4

NONQUALIFIED STOCK OPTION AGREEMENT

TOWER TECH HOLDINGS INC.

2007 EQUITY INCENTIVE PLAN

THIS AGREEMENT is entered into effective as of the         day of                       , 20    , by and between Tower Tech Holdings Inc., a Nevada corporation (the “Company”), and                                    (“Participant”).

RECITALS

A.            Participant on the date hereof is a key employee, officer, or director of, or consultant or advisor to, the Company or one of its Affiliates; and

B.            The Company wishes to grant a nonqualified stock option to Participant to purchase shares of the Company’s Common Stock pursuant to this Agreement and the Company’s 2007 Equity Incentive Plan (the “Plan”); and

C.            The Administrator has authorized the grant of a nonqualified stock option to Participant and has determined that, as of the effective date of this Agreement, the fair market value of the Company’s Common Stock is              Dollars ($       ) per share.

AGREEMENTS

In consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I. GRANT OF OPTION

The Company hereby grants to Participant the right, privilege, and option (the “Option”) to purchase up to                                                        (             ) shares of Common Stock at a per share price of                          Dollars ($                    ) subject to the terms and conditions set forth herein, and set forth in the Plan. The Option is a nonqualified stock option and will not be treated as an incentive stock option, as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder.

ARTICLE II. DURATION OF OPTION AND EXERCISABILITY

A.            General. Except as provided in Articles II.B. and II.C. below, the Option shall become exercisable according to the following schedule. Once the Option becomes fully exercisable, Participant may continue to exercise the Option under the terms and conditions of this Agreement until the termination of the Option as provided herein. If Participant does not exercise the Option with respect to the full number of shares which Participant is then entitled, Participant may purchase upon any subsequent exercise prior to the Option’s termination such previously unpurchased shares in addition to those Participant is otherwise entitled to purchase.

Except as provided in Articles II.B. and II.C. below, the term during which this Option may be exercised will continue until 5:00 p.m. (Central Time) on                                    , 20       (the “Expiration Date”). In no event shall this Option be exercisable after the Expiration Date.

Vesting Date	Number of Option Shares Available for Exercise

B.            Termination of Employment for Reasons Other Than Death or Disability. Except as provided in Article III below, in the event Participant ceases to be [a key employee or officer] [a consultant or advisor] [a director] of the Company or any Affiliate for any reason other than death or an event that constitutes permanent and total disability within the meaning of Section 22(e)(3) of the Code (“Disability”), any unexercised portion of this Option which was exercisable as of the date of such termination may be exercised, in whole or in part, by Participant before the earlier of (i) the close of business on the three-month anniversary date of such termination of employment, and (ii) the Expiration Date. To the extent this Option was not exercisable upon such termination of employment, or if Participant does not exercise the unexercised portion of the Option that was exercisable within the time specified in this Article II.B., all rights of Participant under this Option shall terminate, and the Option shall thereafter be void.

C.            Termination of Employment Due to Death or Disability. In the event Participant ceases to be [a key employee or officer] [a consultant or advisor] [a director] of the Company or any Affiliate by reason of death or Disability, any unexercised portion of this Option which was exercisable as of the date of such termination may be exercised, in whole or in part, by Participant (or by Participant’s heirs or legal representative(s) in the event of death or Disability) before the earlier of (i) the close of business on the twelve-month anniversary date of such termination of employment and (ii) the Expiration Date. To the extent this Option was not exercisable upon such termination of employment, or if Participant does not exercise the unexercised portion of the Option that was exercisable within the time specified in this Article II.C., all rights of Participant under this Option shall terminate, and the Option shall thereafter be void.

ARTICLE III. CHANGE OF CONTROL

A.            Acceleration. Notwithstanding anything in the Plan or this Agreement to the contrary, if, upon or within one year of a Change of Control (as defined below), the Company or a succeeding entity terminates Participant’s relationship with the Company, this Option shall become immediately and fully exercisable upon such Change of Control and shall remain exercisable until the earlier of (i) the Expiration Date, and (ii) the date determined by the Administrator in connection with the terms of the Plan (including, without limitation, upon consummation of the Change of Control, if so determined by the Administrator). If Participant does not exercise this Option, as the case may be, within the time specified in this Article III.A., all rights of Participant under this Option shall be forfeited. If Participant exercises this Option on a date that is after the three-month anniversary of the date of his termination of employment, this Option shall be treated as a nonqualified stock option and shall no longer qualify as an incentive stock option under Code Section 422.

B.            Change of Control Defined. For purposes of this Article III, a “Change of Control” means:

i. The consummation of any merger, consolidation, exchange, or reorganization to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such transaction have, immediately following the effective date of such transaction, beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of less than fifty percent (50%) of the total combined voting power of all classes of securities issued by the surviving corporation;

ii. The stockholders of the Company approve any plan or proposal for the liquidation of the Company;

iii. A sale, lease or other transfer of all or substantially all of the assets of the Company to any person or entity which is not an Affiliate of the Company; or

iv. The acquisition, without prior approval by resolution adopted by the Board, of direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company representing, in the aggregate, more than fifty percent (50%) or more of the total combined voting power of all classes of the Company’s then-issued and outstanding securities by any person or entity or by a group of associated persons or entities acting in concert; provided, however, that a Change of Control will not be deemed to occur if such acquisition is initiated by Participant or an entity in which Participant owns fifty percent (50%) or more of the total combined voting power of all classes of such entity’s securities, or if Participant or such entity is a member of the group of associated persons or entities acting in concert.

C. Limitation on Change of Control Payments. Participant shall not be entitled to receive any Change of Control Payment, as defined below, which would constitute a “parachute payment” for purposes of Code Section 280G, or any successor provision, and the regulations thereunder. In the event any Change of Control Payment payable to Participant would constitute a “parachute payment,” Participant shall have the right to designate those Change of Control Payments which would be reduced or eliminated so that Participant will not receive a “parachute payment.”  For purposes of this Article III.C., a “Change of Control Payment” shall mean any payment, benefit or transfer of property in the nature of compensation paid to or for the benefit of Participant under any arrangement which is considered contingent on a Change of Control for purposes of Code Section 280G, including, without limitation, any and all of the Company’s salary, bonus, incentive, restricted stock, stock option, equity-based compensation or benefit plans, programs or other arrangements, and shall include the acceleration of this Option.

ARTICLE IV. MANNER OF OPTION EXERCISE

A.            Notice. This Option may be exercised by Participant in whole or in part from time to time, subject to the conditions contained in the Plan and herein, by delivery, in person or by registered mail, to the Company at its principal executive office, of a written notice of exercise. Such notice shall be in a form satisfactory to the Administrator, shall identify the Option, shall specify the number of Option Shares with respect to which the Option is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment in full of the total purchase price of the Option Shares purchased; the exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of the Plan and this Agreement. In the event that the Option is being exercised, as provided by the Plan and Article II.B., above, by Participant’s heirs or legal representative(s), the notice shall be accompanied by appropriate proof of right of such person or persons to exercise the Option. As soon as practicable after the effective exercise of the Option, Participant (or Participant’s heirs or legal representative(s) in the event of death or Disability) shall be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company may deliver to Participant (or Participant’s heirs or legal representative(s)) one or more duly issued stock certificates evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.

B.            Payment. At the time of exercise of this Option, Participant may determine whether to pay the total purchase price of the Option Shares to be purchased solely in cash (including a personal check or a certified or bank cashier’s check, payable to the order of the Company) or by transfer from Participant to the Company of previously-owned shares of Common Stock of the Company with a then current aggregate Fair Market Value equal to such total purchase price, or by a combination of cash and such previously-owned shares of Common Stock. The Administrator may reject Participant’s election to pay all or part of the purchase price under this Option with previously-owned shares of common stock and may require such purchase price to be paid entirely in cash if, in the sole discretion of the Administrator, payment in previously-owned shares would cause the Company to be required to recognize a charge to earnings in connection therewith. For purposes of this Agreement, (a) “previously-owned shares” shall mean shares of Common Stock of the Company that Participant has owned for at least six months prior to the time of exercise, and (b) “Fair Market Value” will be determined as set forth in the Plan.

C.            Investment Purpose. The Company shall not be required to issue or deliver any shares of Common Stock under this Option unless (a)(1) such shares are covered by an effective and current registration statement under the Securities Act of 1933 and applicable state securities laws or (2) if the Administrator has determined not to so register such shares, exemptions from registration under the Securities Act of 1933 and applicable state securities laws are available for such issuance (as determined by counsel to the Company) and the Company has received from Participant (or Participant’s heirs(s) or legal representative(s), in the event of death or Disability) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions, and (b) the Company has obtained any other consent, approval or permit from any state or federal governmental agency which the Administrator shall, in its sole discretion upon the advice of counsel, deem necessary or advisable. Unless a registration statement under the Securities Act of 1933 is in effect with respect to the issuance or transfer of Option Shares, transfer of such shares shall be restricted unless the Company receives an opinion of counsel satisfactory to the Company to the effect that registration under the Securities Act of 1933 and applicable state securities laws is not required with respect to such transfer.

ARTICLE V. TRANSFERABILITY

This Option shall be transferable, in whole or in part, by the Participant by will or by the laws of descent and distribution. In addition, the Administrator may, in its sole discretion, permit Participant to transfer this Option to any member of Participant’s “immediate family” as such term is defined in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, or any successor provision, or to one or more trusts whose beneficiaries are members of such Participant’s “immediate family” or partnerships in which such family members are the only partners; provided, however, that Participant cannot receive any consideration for the transfer and such transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately prior to its transfer.

ARTICLE VI. LIMITATION OF LIABILITY

Nothing in this Agreement shall be construed to (a) limit in any way the right of the Company or any Affiliate to terminate the status of Participant as an employee of the Company at any time, or (b) be evidence of any agreement or understanding, express or implied, that the Company or any Affiliate will employ Participant in any particular position, at any particular rate of compensation or for any particular period of time.

ARTICLE VII. WITHHOLDING TAXES

To permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal and state payroll, income or other taxes are withheld from any amounts payable by the Company to Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law. Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part (i) by delivering shares of common stock, or (ii) by electing to have the Company withhold shares of Common Stock otherwise issuable to Participant as a result of the exercise of the Option, in either case having a Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law, equal to the minimum amount required to be withheld for tax purposes based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise. Participant’s request to deliver shares or to have shares withheld for purposes of such withholding tax obligations shall be made on or before the date that triggers such obligations or, if later, the date that the amount of tax to be withheld is determined under applicable tax law. Participant’s request shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3 or any successor provision, as then in effect, of the General Rules and Regulations under the Securities and Exchange Act of 1934, if applicable.

ARTICLE VIII. CAPITAL ADJUSTMENTS

Pursuant and subject to Section 14 of the Plan, in the event of an increase or decrease in the number of shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination of shares, rights offering, reclassification of the common stock, or any other change in the corporate structure or shares of the Company, the Administrator, in order to prevent dilution or enlargement of the rights of Participant, may make appropriate adjustment as to the number and kind of securities subject to this Option. Any such adjustment affecting this Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security subject to the Option.

ARTICLE IX. BINDING EFFECT

This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

ARTICLE X. 2007 EQUITY INCENTIVE PLAN

The Option represented by this Agreement has been granted under, and is subject to the terms of, the Plan. The terms of the Plan are hereby incorporated by reference herein in their entirety and Participant, by execution hereof, acknowledges having received a copy of the Plan. Capitalized terms not defined herein shall have the meaning set forth in the Plan. The provisions of this Agreement shall be interpreted as to be consistent with the Plan and any ambiguities herein shall be interpreted by reference to the Plan. In the event that any provision hereof is inconsistent with the terms of the Plan, the latter shall prevail.

ARTICLE XI. MISCELLANEOUS

A.            Employment or Other Relationship; Rights as Stockholder. This Agreement shall not confer on Participant any right with respect to the continuance of employment or any other relationship with the Company or any of its Affiliates, nor will it interfere in any way with the right of the Company to terminate such employment or relationship. Participant shall have no rights as a stockholder with respect to shares subject to the Option until such shares have been issued to Participant upon exercise of the Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 14 of the Plan.

B.            Securities Law Compliance. The exercise of all or any parts of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. Participant may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

C.            Lockup Period Limitation. Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain stockholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Participant hereby agrees that for a period not to exceed 180 days from the prospectus, Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of the Option or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

D.            Blue Sky Limitation. Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of this Option and the date on which this Option must be exercised, provided that the Company gives Participant 15 days’ prior written notice of such acceleration, and (ii) to cancel any portion of this Option or any other option granted to Participant pursuant to this Agreement which is not exercised prior to or contemporaneously with such public offering. Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Participant at the address of Participant on file with the Company.

E.             Accounting Compliance. Participant agrees that, in the event a Change of Control occurs and Participant is an “affiliate” of the Company or any Subsidiary (as defined in applicable legal and accounting principles) at the time of such Change of Control, Participant will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance. For purposes of this Agreement, the term “Change of Control” shall have the meaning set forth in Article III above.

F.             Stock Legend. The Administrator may require that the certificates for any shares of Common Stock purchased by Participant (or, in the case of death, Participant’s successors) shall bear an appropriate legend to reflect the restrictions of this Article XI; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable this Article XI.

G.            Shares Reserved. The Company shall at all times during the term of the option period reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

H.            Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud and inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least ten (10) years. If the parties cannot agree on an arbitrator within twenty (20) days, any party may request that a judge of the Circuit Court of Manitowoc County, Wisconsin select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such disputes. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fee, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorney’s fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Green Bay, Wisconsin.

I.              Right to Amend. The Company hereby reserves the right to amend this Agreement without Participant’s consent to the extent necessary or desirable to comply with the requirements of Code Section 409A and the regulations, notices and other guidance of general application issued thereunder.

ARTICLE XII. GOVERNING LAW

This Agreement and all rights and obligations hereunder shall be construed in accordance with the Plan and governed by the laws of the State of Wisconsin.

[Signature page follows.]

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the day and year first above written.

TOWER TECH HOLDINGS INC.

By:
Its:

PARTICIPANT
By execution hereof, the
Participant acknowledges having
received a copy of the Plan.